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                                                                     EXHIBIT 5.1

                                  Stevens & Lee
                          A PA Professional Corporation

                              600 College Road East
                                   Suite 4400
                               Princeton, NJ 08540
                        (609) 243-9111 Fax (609) 243-9333
                               www.stevenslee.com


                                October 14, 2005

Board of Directors
AmeriServ Financial, Inc.
216 Franklin Street
Johnstown, PA 15907

Re:  AmeriServ Financial, Inc.

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration for resale from time to time of an aggregate of 2,367,760 shares of common stock, $2.50 par value per share, (the "Shares") of AmeriServ Financial, Inc., a Pennsylvania corporation (the "Company"). All of the Shares are being registered on behalf of, and will be offered and sold by, the selling shareholders named in the Registration Statement.

     In connection with delivering this opinion, we, as counsel, have reviewed the following documents:

     1. The Registration Statement;

     2. The articles of incorporation of the Company, as certified by the Secretary of the Commonwealth of Pennsylvania on September 8, 2005;

     3. The bylaws of the Company certified by the Company as presently in effect;

     4. Resolutions adopted by the Board of Directors of the Company on August 18, 2005, and by the Pricing Committee of the Board of Directors on September 26, 2005, authorizing and approving the Registration Statement, the issuance and sale of the Shares and the matters related thereto; and

     5. Such other documents relating to the Registration Statement and the issuance and sale of the Shares by the Company, including, without limitation, a Cross-Receipt evidencing the Company's receipt of consideration for the Shares, as we have deemed appropriate.

     Based upon our review of the above, and subject to the qualifications, limitations, assumptions and exceptions set forth below, it is our opinion that:

     The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     In providing this opinion we have assumed, without investigation, the authenticity of documents submitted to us as originals, the conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such documents submitted to us as copies, the genuineness of all signatures and the legal capacities of natural persons.

     Our opinion set forth herein is based upon and relies upon the current state of the law and, in all respects, is subject to and may be limited by future legislation and regulations as well as developing case law. We assume no obligation to update or
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supplement our opinions set forth herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or regulations or any judicial decisions that may hereafter occur.

     We are admitted to the Bar of the Commonwealth of Pennsylvania, and we do not express any opinion as to the laws of any other jurisdiction.

     This opinion is intended solely for the information of the addressee hereof and is not to be quoted in whole or in part nor is it to be filed with any governmental agency or other person without our prior written consent. No other person or entity is entitled to rely on this opinion without our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,

                                            /s/ STEVENS & LEE
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